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                       NINTH AMENDMENT TO CREDIT AGREEMENT


                  NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 16, 1996 (this "Amendment"), to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re:
Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment") and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 (the "Fourth Amendment"), and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment") and by the Sixth Amendment to Credit Agreement, dated as of August 15, 1995 (the "Sixth Amendment") and by the Seventh Amendment to Credit Agreement, dated as of March 27, 1996 (the "Seventh Amendment") and by the Eighth Amendment to Credit Agreement, dated as of June 1, 1996 (the "Eighth Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").

                              W I T N E S S E T H :

                  WHEREAS, Lender and Borrower are parties to the Credit Agreement;

                  WHEREAS, on or about the date hereof, Borrower has requested that Lender (a) waive certain existing Events of Default under the Credit Agreement and (b) amend the Credit Agreement to amend certain financial covenants set forth therein; and

                  WHEREAS, Lender is willing to waive such existing Events of Default and to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Amendment;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the Effective Date, as defined below, as follows:

                  1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.
                  2. Waiver of Events of Default: Borrower has defaulted under Sections 7.18, 7.19 and 7.22 of the Credit Agreement, as a result of its breach of the financial covenants set forth therein (collectively, the "Subject Covenants"). As a result of the foregoing, Events of Default (collectively, the "Subject Defaults") have occurred under Section 8.1(d) of the Credit Agreement and are continuing. In response to Borrower's request on or about the date hereof for a waiver of the Subject Defaults, Lender hereby waives the Subject Defaults, provided, however, that nothing contained herein shall be construed to limit, impair, or otherwise affect any rights of Lender in respect of any future non-compliance with the Subject Covenants or with any other covenant, term or provision of the Credit Agreement or any of the other Financing Agreements.


                  3. Amendment of Section 7.18. Section 7.18 of the Credit Agreement is amended in its entirety to read as follows:

                  "7.18  Working Capital

                           Borrower shall not at the end of any fiscal month
permit its consolidated working
capital to be less than $80,000,000 during the period from the Consummation Date through the day before the last day of its 1993 fiscal year, $85,000,000 during the period from the last day of its 1993 fiscal year through June 28, 1996, $75,000,000 during the period from June 29, 1996 through the day before the last day of its 1996 fiscal year and $80,000,000 thereafter."

                  4. Amendment of Section 7.19. Section 7.19 of the Credit Agreement is amended in its entirety to read as follows:


                  "7.19  Stockholders' Equity

                           Borrower shall not permit its consolidated
stockholders' equity to be less than
$55,000,000 at any time during the period from the Consummation Date through the day before the last day of its 1993 fiscal year, $60,000,000 at any time during the period from the last day of its 1993 fiscal year through June 28, 1996, $45,000,000 during the period from June 29, 1996 through the day before the last day of its 1996 fiscal year, and $52,000,000 thereafter."

                  5. Amendment of Section 7.22. Section 7.22 of the Credit Agreement is amended in its entirety to read as follows:

                  "7.22  Maximum Loss

                           Borrower  shall not  incur,  in any four  consecutive
         fiscal quarters, commencing after the date of this Agreement, on a cumulative basis, a net loss of $10,000,000 or more, or in any period of eight consecutive fiscal quarters, commencing after the date of this Agreement on a cumulative basis, a net loss of $15,000,000 or more. Notwithstanding anything to the contrary contained herein, (a) write-offs for goodwill, restructuring expense or other unusual or non-recurring expense arising during the first two fiscal quarters of Borrower's 1996 fiscal year (ending June 29, 1996) in connection with or pursuant to a restructuring and which Borrower would otherwise be required to include in the determination of Borrower's net loss under this Section 7.22, shall, in an aggregate amount not to exceed $13,000,000, be excluded from such determination of such net loss of Borrower, and (b) any write-off for goodwill in Borrower's 1994 fiscal year shall not be included for purposes of calculating net loss under this Section 7.22."

                  6. Representations and Warranties. Borrower hereby represents and warrants to Lender that the representations and warranties set forth in
Section 6 of the Credit Agreement are true on and as of the date hereof as if made on and as of the date hereof after giving effect to this Amendment, except to the extent any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 6 shall constitute an Event of Default under Section 8.1(b) or 8.1(c) of the Credit Agreement, as applicable. Borrower further represents and warrants that, after giving effect to this Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

                  7. Effectiveness. This Amendment shall become effective on the date (the "Effective
Date") Lender shall have received each of the following:

                                                     a.       The written
                                    consent of all Participants to the
                                    execution and delivery of this Amendment
                                     by Lender.

                                                     b.       Counterparts of
                                    this Amendment, duly executed and
                                    delivered by Borrower and Lender.

                                                     c.       A duly executed
                                    copy of the Consent of Guarantors
                                    substantially in the form of Exhibit A
                                    hereto.

                  8.       Miscellaneous.

                           a.       Continuing Effect of Credit Agreement.
 This Amendment shall not constitute a
waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended in this Amendment, the provisions of the Credit Agreement are and shall remain in full force and effect.

                           b.       Counterparts.  This Amendment may be
executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                           c.       Governing Law.  This Amendment shall be
 governed by, and construed and
interpreted in accordance with, the laws of the state of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                             THE CIT GROUP/COMMERCIAL
                                                   SERVICES, INC.

                                                  By:

                                                 Title:
                                                 SALANT CORPORATION

                                                 By:

                                                Title:

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S41\CIT\SALANT\9AMCRAGT.813:cc
                                    EXHIBIT A

                              CONSENT OF GUARANTORS

                  Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a guarantor under its respective
Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its
"Guarantee"), made in favor of the CIT Group/Commercial Services, Inc. ("Lender"), pursuant to the Credit Agreement as defined in the Ninth Amendment to Credit Agreement, dated as of August __, 1996 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer this __ day of August, 1996.

CLANTEXPORT, INC.                           FROST BROS. ENTERPRISES, INC.

By:                                         By:

Title:                                      Title:

DENTON MILLS, INC.                          SLT SOURCING, INC.

By:                                         By:

Title:                                      Title:

VERA LICENSING, INC.                        SALANT CANADA INC.

By:                                         By:

Title:                                      Title:


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J.J. FARMER CLOTHING, INC.

By:

Title: